Exhibit 21

Corning Incorporated and Subsidiary Companies

Subsidiaries of the Registrant as of December 31, 2019 are listed below:

Alliance Fiber Optic Products, Inc.	Delaware
Axygen BioScience, Inc.	Delaware
Axygen Holdings Corporation	Delaware
Axygen, Inc.	California
CCS Holdings, Inc.	Delaware
Corning (Hainan) Optical Communications Co., Ltd.	China
Corning (Shanghai) Co., Ltd.	China
Corning Automotive Glass Solutions (Hefei) Co., Ltd.	China
Corning B.V.	Netherlands
Corning China (Shanghai) Regional Headquarter	China
Corning Display Technologies (China) Co., Ltd.	China
Corning Display Technologies (Chongqing) Co., Ltd.	China
Corning Display Technologies (Guangzhou) Co., Ltd.	China
Corning Display Technologies (Hefei) Co., Ltd.	China
Corning Display Technologies (Wuhan) Co., Ltd.	China
Corning Display Technologies Taiwan Co., Ltd.	Taiwan
Corning Environmental Technologies (Hefei) Co., Ltd.	China
Corning Finance B.V.	Netherlands
Corning Finance Luxembourg S.à.r.l.	Luxembourg
Corning GmbH	Germany
Corning Holding GmbH	Germany
Corning Hungary Data Services Limited Liability Company	Hungary
Corning International Corporation	Delaware
Corning International Luxembourg S.à.r.l.	Luxembourg
Corning International Netherlands B.V.	Netherlands
Corning Japan K.K.	Japan
Corning Life Sciences (Wujiang) Co., Ltd.	China
Corning Luxembourg S.à.r.l.	Luxembourg
Corning NetOptix, Inc.	Delaware
Corning Oak Holding LLC	Delaware
Corning Optical Communications GmbH & Co. KG	Germany
Corning Optical Communications Holding Co., Inc.	Delaware
Corning Optical Communications LLC	North Carolina
Corning Optical Communications Polska Sp.z o.o.	Poland
Corning Optical Communications RF LLC	Delaware
Corning Optical Communications Vermoegensverwaltungsgesellschaft mbH	Germany
Corning Optical Communications Wireless Ltd	Israel
Corning Pharmaceutical Glass, LLC	Delaware
Corning Precision Materials Co., Ltd.	Korea
Corning Property Management Corporation	Delaware
Corning Research & Development Corporation	Delaware
Corning SAS	France
Corning Singapore Holdings Private Limited	Singapore
Corning SK Luxembourg S.à.r.l.	Luxembourg
Corning Specialty Materials, Inc.	Delaware
Corning Technologies (H.K.) Limited	Hong Kong
Corning Technologies India Private Limited	India
Corning Technologies SARL	Luxembourg
Corning Telecommunications Luxembourg S.à.r.l.	Luxembourg
Corning Tropel Corporation	Delaware
Corning Ventures France SAS	France
Corning Ventures S.à.r.l.	Luxembourg
Discovery Labware, Inc.	Delaware
Mediatech, Inc.	Virginia
TR Manufacturing, LLC	Delaware
US Conec Ltd.	Delaware

© 2020 Corning Incorporated. All Rights Reserved.

Companies accounted for under the equity method as of December 31, 2019 are listed below:

DC HSC Holdings LLC	Delaware
Eurokera Guangzhou Co., Ltd.	China
Eurokera North America, Inc.	Delaware
Eurokera S.N.C.	France
Eurokera (Thailand) Limited	Thailand
Hemlock Semiconductor, L.L.C.	Delaware
Keraglass S.N.C.	France
Samsung Corning Advanced Glass LLC	South Korea
Phoenix Venture Partners II LP	Delaware
Chengdu Honing Display Glass Co., Ltd.	China
Xianyang Honing Display Glass Co., Ltd.	China

Summary financial information on Corning’s equity basis companies is included in Note 6 (Investments) to the Consolidated Financial Statements in this Annual Report on Form 10-K.  Certain subsidiaries, which considered in the aggregate as a single subsidiary, that would not constitute a significant subsidiary, per Regulation S-X, Article 1, as of December 31, 2019, have been omitted from this exhibit.

© 2020 Corning Incorporated. All Rights Reserved.